                                                                  Exhibit 23.3


                              CONSENT OF COUNSEL

     The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 3 to the Registration Statement on Form S-1 of Rosetta Inpharmatics, Inc.


/s/ PENNIE & EDMONDS LLP

New York, New York
July 10, 2000